                               AGREEMENT OF MERGER

                                       OF

                           TIME WARNER OPERATIONS INC.
                            (a Delaware corporation)

                                       AND

                           WARNER COMMUNICATIONS INC.
                            (a Delaware corporation)



     AGREEMENT OF MERGER approved on September 26, 1997 by Time Warner Operations Inc., a business corporation of the State of Delaware, by resolution adopted by its Board of Directors on said date, and approved on September 26, 1997 by Warner Communications Inc., a business corporation of the State of Delaware, by resolution adopted by its Board of Directors on said date.

     WHEREAS Time Warner Operations Inc. is a business corporation of the State of Delaware with its registered office therein located at 1209 Orange Street, City of Wilmington, County of New Castle; and

     WHEREAS the total number of shares of stock which Time Warner Operations Inc. has authority to issue is 20,000, all of which are of one class and of a par value of $1.00 each; and

     WHEREAS Warner Communications Inc. is a business corporation of the State of Delaware with its registered office therein located at 1209 Orange Street, City of Wilmington, County of New Castle; and

     WHEREAS the total number of shares of stock which Warner Communications Inc. has authority to issue is 126,000, 1,000 common at a par value of $1.00 each and 125,000 preferred at a par value of $.01 each; and

     WHEREAS Time Warner Operations Inc. and Warner Communications Inc. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge Time Warner Operations Inc. with and into Warner Communications Inc. pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Time Warner Operations Inc. and duly approved by a resolution adopted by the Board of Directors of Warner Communications Inc., the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

     1. Time Warner Operations Inc. and Warner Communications Inc. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Warner Communications Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name Warner Communications Inc. pursuant to the provisions of the General Corporation Law of the State of Delaware.

     The separate existence of Time Warner Operations Inc., which is hereinafter sometimes referred to as the "terminating corporation", shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware.

     2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation, and said Certificate of Incorporation shall continue in full force and effect until further amended in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.


     5. Each issued share of the terminating corporation shall, at the effective time of the merger, be cancelled. The issued shares of the surviving corporation shall not be cancelled, converted or exchanged in any manner, but each said share which is issued as of the effective time of the merger shall continue to represent one issued share of the surviving corporation.

     6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

     7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

     8. At any time prior to the consummation of the merger, this Agreement of Merger may be terminated and the merger abandoned by the Board of Directors of Time Warner Operations Inc.


     9. This Agreement may be amended at any time prior to the consummation of the merger with the mutual consent of the Boards of Directors of Time Warner Operations Inc. and Warner Communications Inc.; provided, however, this Agreement of Merger may not be amended after it has been adopted by the stockholders of either Time Warner Operations Inc. or Warner Communications Inc. in any manner not permitted by applicable law.

          IN WITNESS WHEREOF, this Agreement of Merger is hereby signed and attested upon behalf of the constituent corporations parties thereto.


Dated:  September 26, 1997.

                                          TIME WARNER OPERATIONS INC.



                                          By: /s/ Spencer B. Hays
                                             ----------------------------
                                             Spencer B. Hays
                                             Vice President



Attest:


/s/ Marie N. White
-------------------------------
Marie N. White
Assistant Secretary



Dated: September 26, 1997.



                                   WARNER COMMUNICATIONS INC.



                                   By: /s/ Thomas W. McEnerney
                                      -------------------------------
                                      Thomas W. McEnerney
                                      Vice President



Attest:


/s/ Marie N. White
-----------------------------
Marie N. White
Assistant Secretary

                              CERTIFICATE OF MERGER

                                       OF

                           TIME WARNER OPERATIONS INC.

                                       AND

                           WARNER COMMUNICATIONS INC.


It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

         (i) Time Warner Operations Inc., which is incorporated under the laws of the State of Delaware; and

         (ii) Warner Communications Inc., which is incorporated under the laws of the State of Delaware.


     2. An Agreement of Merger, annexed hereto as Exhibit A, has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of
Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Warner Communications Inc., which will continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Warner Communications Inc. shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is a follows: 75 Rockefeller Plaza, New York, NY 10019.

     6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholders of each of the aforesaid constituent corporations.


Dated: September 26, 1997.



                                     WARNER COMMUNICATIONS INC.


                                     By: /s/ SPENCER B. HAYS
                                         ------------------------------
                                         Spencer B. Hays
                                         Vice President



Attest:

/s/ MARIE N. WHITE
--------------------------------
Marie N. White
Assistant Secretary